Exhibit 99.1

MOBILERESOURCEMANAGEMENT

     @Road ® (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage their mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-as-you-go subscription model, customers experience a rapid and measurable return on investment.

FINANCIALHIGHLIGHTS
(In thousands, except per
share amounts and subscribers)

	2003	2002	2001
Service revenues	$49,561	$33,678	$20,188
Total revenues	63,363	44,420	27,450
Net income (loss)	$1,662	$(14,237)	$(38,647)
Net income (loss) per share [1]	$0.03	$(0.31)	$(0.88)
Cash [2]	$105,669	$37,900	$42,380
Subscribers [3]	125,000	90,000	66,000

1 Net loss per share represents basic and diluted net loss per share.

2 Cash and cash equivalents, short-term investments, and restricted short-term investments.

3 Subscribers are defined as active units at December 31.

Cash Profitablity Growth

DEARSTOCKHOLDERS

I am pleased to report that @Road achieved profitability for the first time in 2003, on both a quarterly and full-year basis. Net income for 2003 was $1.7 million, or $0.03 per diluted share, compared with a net loss of $14.2 million, or a loss of $0.31 per diluted share, in 2002.

I want to thank everyone who has helped the company achieve this monumental milestone. Achieving profitability has not been easy to do in the economic environment of the last several years. I’d like to thank our customers, partners, investors, and most of all our employees for contributing to this achievement.

Total revenues increased to $63.4 million in 2003 from $44.4 million in 2002. Service revenues grew to $49.6 million in 2003 from $33.7 million in 2002. The company’s balance sheet at December 31, 2003 included $106 million of cash, cash equivalents and short-term investments, and we increased our cash balances in every quarter of 2003.

Service revenues in 2003 were up 47 percent from 2002, while total revenues increased by 43 percent. At the same time, operating expenses decreased 4 percent in 2003 compared with 2002.

During 2003, we increased our subscriber base 39 percent and added a record 35,000 subscribers, increasing our subscriber base from 90,000 at the end of 2002 to 125,000 at the close of 2003. We believe that we have realized only a small portion of the market potential for mobile resource management solutions.

With tens of millions of mobile workers in the U.S., there is a multi-billion dollar market for mobile resource management services. In addition to our base business of small and medium-sized customers, we are targeting ten significant vertical markets. We have acquired large reference customers in the telecommunications, facilities management and construction verticals, and we are pursuing other large customer opportunities in the cable/broadband, distribution, field service, security, utility, courier/delivery and transportation verticals.

From the start, we have been managing the competing demands of cash, profitability and growth. With a strong cash position and profitability at hand, we are now focusing on an aggressive growth strategy and on generating attractive returns for our stockholders.

On August 25, 2003, @Road completed a secondary public offering of 4 million newly issued shares of common stock and 2.5 million shares of common stock offered by selling stockholders—at $14.00 per share. We believe that customers now realize that @Road has the financial resources for the long term. We also believe that a company that is profitable, is cash flow positive, and has a strong cash position is a sound and durable company.

Also during 2003, @Road was named the number one fastest growing technology company in Silicon Valley, as determined by the Deloitte Technology Fast 50 Program. Rankings are based on the percentage of growth in revenues over five years, from 1998 through 2002; @Road revenues increased by more than 65,000 percent in the five-year period.

     We intend to continue pursuing our goal of dramatic growth with the following four initiatives:

•	further penetrate vertical markets in which we have, or are developing, leading reference customers;

•	create new value-added services for our customers, which will be offered for additional fees where appropriate;

•	expand our services internationally; and

•	acquire complementary businesses and technologies.

We will continue to undertake these objectives carefully, balancing the company’s cash, growth and profitability.

Krish Panu
Chairman, Chief Executive
Officer and President

Cash Profitablity Growth

Mobile Resource Management: The Challenge and the Vision

Mobile workers—such as those in delivery, construction, transportation and field services—are one of the largest unsupervised segments of the workforce.

When employees are working on a manufacturing floor or in an office, they clock in and have their activities monitored and managed by supervisors. Activities such as communication, timekeeping and training—as well as the ability to check and update information—are taken for granted. Nearly all workers in an office or manufacturing facility are connected to their company’s network, enterprise resource planning or accounting systems, and the Internet.

The same cannot be said for mobile workers. Take an employee—who in many cases is a highly compensated worker—and put him or her in a mobile environment, and these routine activities can become very difficult. The challenge with supervising mobile workers is that soon after they clock in, they get into a vehicle and disappear over the horizon.

Supervising and managing mobile workers is mostly a matter of knowing where they are and where they have been. But this can be challenging. How do you obtain the location of the mobile worker? What wireless connectivity would you use—how do you deal with multiple wireless protocols? And cellular coverage can be an issue. What device would you give a mobile worker? There are multiple devices and device migration issues to confront. And even if you solved these challenges, the mobile worker still may not have access to corporate systems such as the manufacturing resource planning or enterprise resource planning systems.

We at @Road are in the business of solving these challenges for our customers. As these challenges are overcome, customers realize improved productivity, increased revenues, better metrics for managing their businesses, and improved customer service for their customers. With the location information and sophisticated reporting we provide, we help companies of all sizes efficiently manage their mobile resources.

Mobile Resource Management: The Solution

Some businesses use inefficient and incomplete systems, such as cellular telephones and pagers, in their attempts to manage mobile resources. A few businesses use systems based on proprietary technologies requiring substantial and costly ongoing investments in information technology and hardware. Businesses and organizations are looking for an easy-to-use, comprehensive, cost-effective solution for managing their mobile resources.

@Road provides companies with a suite of tools that enable them to locate, manage and message their mobile workers, all of which are designed to provide customers enhanced efficiency and productivity. These benefits can translate directly to a company’s bottom line. The services offered by @Road also allow customers to better serve their customers, and can give them a competitive advantage in their markets.

As a hosted, Internet-based service, the @Road solution is cost-effective and easy to use. Customers simply log on to our Web site, www.road.com, to manage their employees, assets, and goods and services, and to use two-way messaging with their mobile workers. Customers retrieve location-enhanced information from mobile

Productivity — Efficiency

“I would not want to operate my business
without using the @Road service.”
- Jerry Helmann

President of American Furniture Rentals, one of the largest independently owned furniture rental companies on the East coast resources to make informed decisions. @Road services are designed to provide:

•	improved productivity

•	decreased operating costs

•	improved operating efficiency

•	improved customer responsiveness

Plus, @Road services are designed to provide a return on investment that is measured in weeks rather than years.

How the @Road Solution Works

There are four elements to an effective mobile resource management solution: Data Capture, Data Transport, Data and Application Processing and Data Integration and Distribution.

Data Capture: The @Road GeoManagerSM solution is enabled by the installation of a hardware device that integrates a GPS receiver with wireless connectivity. The device, called an Internet Location Manager, is installed in each vehicle and receives signals transmitted from GPS satellites to determine the mobile worker’s location and velocity.

Alternatively, a mobile worker can use a location-enabled cellular telephone running our software application. This mobile phone substitutes for the Internet Location Manager, eliminating the modest upfront cost of the in-vehicle-based @Road solution. We have offered this solution, named GeoManager Pocket Edition, since March, 2003.

Data Transport: The location-enhanced data is transmitted over wireless networks and the Internet to the @Road data centers, a network of secure servers.

Data and Application Processing: We process customer data and run our data applications, hosting customer information in our secure data centers. Customers then access their location and management information via the Web using any Internet browser. Since all of the customer data and application software reside at the @Road data centers, customers do not have to make investments to acquire and support capital equipment such as hardware, software, and data networking systems.

Data Integration and Distribution: Customers may choose to integrate the @Road location-enhanced data into their legacy reporting systems to generate reports for senior management. This can be accomplished by two methods—through our DirectData service, or through @Road Application Programming Interfaces. DirectData sends @Road data directly into existing systems, where it can be integrated into existing systems, such as dispatching, accounting and payroll systems. Application Programming Interfaces provide software templates that facilitate easy integration of @Road-generated data into customer applications.

Customers often change the way they manage their businesses as a result of implementing the @Road solution. With the wealth of location-enhanced information that is assembled from the @Road solution, our customers are able to make better use of their mobile resources, improving productivity and lowering expenses. Our customers are also able to achieve better routing and scheduling of mobile workers, and lower their costs of operation. More importantly, they are able to gain a competitive advantage by offering better customer service to their customers.

“I can’t understand why every services business in the country is not using the @Road solution. The time-savings alone have more than paid for the cost of the service. Add in the improved customer service, reduced clerical expenses and additional revenue opportunities, and I am a very happy man.”
-Steve Alexander
President of Aire-Flo™ Corporation, a Columbus, Ohio-based HVAC company

Productivity — Efficiency

Value-Added @Road Solutions

In addition to the base @Road solutions, we offer additional value-added solutions that customers can use to further enhance the management and messaging of their mobile workers. Since customer data and software reside at the @Road data centers, it is easy for customers to subscribe to these additional value-added services. We charge for these add-on services on a monthly, per-subscriber basis. Value-added services range from an additional $2 per subscriber per month to an additional $28 per subscriber per month, on top of the base @Road service. Many add-on services have broad appeal across our customer base, while others are designed for particular industry verticals. Currently, over half of our customers subscribe to one or more value-added solutions.

Customer Support

@Road supports its service with a dedicated customer service group of 68 people. We track customer satisfaction via a monthly index, with emphasis on solving customer problems quickly and to the customer’s approval. The customer service function reports to the same executive charged with the responsibility of managing operating results, thereby linking customer satisfaction with the results of the company.

In 2003, @Road initiated a new procedure, called the Early Warning System, to proactively identify and solve customer service issues. This system is expected to lower customer service costs and improve customer satisfaction.

@Road GeoManager Receives Frost & Sullivan Mobile Communications Product of the Year Award

The @Road GeoManager service received the prestigious Frost & Sullivan 2004 Mobile Communications Product of the Year Award. According to Frost & Sullivan, @Road GeoManager has excelled based on the following criteria:

•	significance of the new product in its industry;

•	the competitive advantage of the new product in its industry;

•	product acceptance in the marketplace; and

•	new-product value-added services provided to customers.

Customer feedback indicated that @Road GeoManager services offer a clear value proposition to customers, given their capability to monitor, manage and report on field activities. According to Frost & Sullivan, use of GeoManager services repeatedly demonstrated a quantifiable return on investment for customers, as benchmarked by time savings or average job completion rates.

     We believe that @Road mobile resource management services are—and will continue to be—the standard to which all MRM applications for the mobile workforce are compared.

DIRECTORS,OFFICERSANDCORPORATEINFORMATION

Executive Management
Krish Panu	Thomas Hoster	Mike Walker
Chairman, Chief Executive Officer and President	Chief Financial Officer and Senior Vice President	Senior Vice President Solutions Development

Thomas Allen	Alan Park	Linda Standen
Chief Operating Officer and Executive Vice President	Chief Sales Officer and Senior Vice President	Chief Marketing Officer and Senior Vice President

Corporate Management
John Lankes	Carol Rice-Murphy	David Lebedeff
Vice President	Vice President	Vice President
Strategic Accounts	and Controller	Investor Relations

Ian Gray	Scott Harmon
Vice President	Vice President
Human Resources	Vertical Market Development

Board of Directors
Krish Panu	Charles E. Levine	T. Peter Thomas
Chairman, Chief Executive Officer and President	Retired President, Sprint PCS	Managing Director Institutional Venture Management
@Road	Stuart Phillips	James D. Fay
Kris Chellam	General Partner	Vice President, Corporate Affairs,
Senior Vice President, Finance	U.S. Venture Partners	General Counsel and Secretary
and Chief Financial Officer		@Road
Xilinx, Inc.

Corporate Offices	Stock Registrar and Transfer Agent	Stock Listing
47200 Bayside Parkway	American Stock Transfer & Trust Company	The company’s stock is traded on
Fremont, CA 94538	Shareholder Relations Department	The NASDAQ National Market under
www.road.com	59 Maiden Lane	the symbol ARDI.
New York, NY 10038
Legal Counsel	Automated Line: 1-800-937-5449	Investor Contact
HellerEhrman Venture Law Group	Toll-Free Number: 1-877-777-0800	@Road
Menlo Park, California	AST website: www.amstock.com	Investor Relations
47200 Bayside Parkway
Independent Auditor	Annual Meeting	Fremont, CA 94538
Deloitte & Touche LLP	Tuesday, June 18, 2004, 9:30 a.m.	510-870-1245
San Jose, California	@Road	ir@road-inc.com
47200 Bayside Parkway
Fremont, CA 94538

©2004 At Road, Inc. All rights reserved. @Road and i LM are registered trademarks of At Road, Inc. The @Road logo, GeoManager, i DT and Pocket Edition are trademarks and/or service marks of At Road, Inc. All other trademarks and service marks are the property of their respective owners.

Except for the historical information contained herein, the matters discussed in this document are forward looking-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, fluctuations in quarterly results, limited operating history of @Road, the infancy of the mobile resource management industry where there is no established market for the products and services of @Road, ability of @Road to successfully market and sell products and services discussed herein, ability of @Road to adapt to rapid technological change, dependence of @Road on wireless networks, network infrastructure and positioning systems owned and controlled by others and general political and economic conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission.

2003HIGHLIGHTS

Financial – Increased the subscriber base by 39 percent from December 31, 2002.

On August 20, 2003, sold 4,000,000 newly issued shares of @Road common stock at $14.00 per share. Net proceeds from the offering after expenses were $51.8 million.

The American Stock Exchange®
(Amex®) began trading options on @Road on Monday, June 2, 2003.

The Chicago Board Options Exchange ® (CBOE ® ) began listing options on @Road common stock under the CBOE ticker symbol UDH on Wednesday, June 4, 2003.

Strategic Customers – In addition to our strong base of large customers, we added the following customers in 2003:

Selected by Frontier Communications ® , a Citizens Communications ® Company, to help it manage its field operations, improve productivity and increase customer satisfaction.

Selected by Qwest ® to provide MRM services to help Qwest manage its field operations. Qwest employs over 5,000 mobile workers across a number of lines of business.

New Services – Announced the availability of the @Road MRM service offering using AT&T ® Wireless’ high-speed GPRS (General Packet Radio Service) network.

Announced the nationwide availability of the @Road MRM service offering using the Sprint ® all-digital, all-CDMA 1xRTT (single carrier radio transmission technology) wireless network.

Launched GeoManagerSM Pocket Edition, a new solution that combines @Road MRM services with GPS-enabled mobile phones.

Announced the addition of @Road PathwaySM to its suite of mobility service applications for workers in the field. The solution is available on i 58sr and i 88s phones by Motorola® with onboard assisted global positioning system (AGPS) capabilities.

Announced the availability of @Road Driver Logs and State Mileage Report features. Subscribers can use the Driver Logs service to electronically record Duty Status changes and Hours of Service information directly into their on-board @Road Internet Data Terminal (iDT™). The State Mileage Report feature is designed to enable companies to automatically record how many miles each subscriber has traveled in a state, information that can be used when preparing state-mandated quarterly fuel tax reports.

Launched Exception Services, a value-added application enabling companies to quickly identify and respond to scheduled or spontaneous field activities through alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules.

Announced the availability of @Road DirectData 2.1 service. For companies seeking to leverage their existing IT infrastructure, DirectData 2.1 is designed to continuously and securely deliver location-, message- and form-based information to enterprise applications for integration into routing, dispatching, payroll or other legacy systems.

Partnerships – Announced the formation of a strategic alliance with TransDecisions, a developer of innovative logistics software for enterprises and transportation, to develop and market an integrated solution.

Infrastructure – Migrated the wireless data-capture software engine to a new release. This infrastructure enhancement is designed to result in increased capacity, higher reliability and lower service delivery costs.

Implemented a new system, called the Early Warning System, which is designed to proactively identify and solve customer service issues. This system is expected to lower @Road customer service costs and improve customer satisfaction.

Intellectual Property – Awarded four patents by the U.S. Patent and Trademark Office, bringing the company’s patent portfolio to ten. @Road has 35 additional patents pending in jurisdictions throughout the world.

Accolades – In response to achievements in 2003:

Krish Panu, President and Chief Executive Officer of @Road joined NASDAQ Executive Vice President Bruce Aust to preside over the Market Open on Friday, January 9, 2004.

The @Road GeoManager service received the prestigious 2004 Frost and Sullivan Mobile Communications Product of the Year Award. The award recognizes the @Road GeoManager service as an innovative mobility solution designed to enhance operational efficiency and maximize workforce productivity to increase customer revenues and decrease costs of operations.

@Road was ranked the number one fastest growing technology company in Deloitte’s prestigious Technology Fast 50 Program for Silicon Valley. Rankings were based on the percentage of growth in fiscal year revenues over five years, from 1998 to 2002. @Road revenues increased by 65,224 percent for the five-year period.

At Road, Inc.	Phone: 510-668-1638
World Headquarters	Toll Free: 1-877-7AtRoad
47200 Bayside Parkway	Fax: 510-353-6021
Fremont, CA 94538	www.road.com